UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2010

CHINA NATURAL GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31539	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis 35 Tang Yan Road, Hi-Tech Zone Xian, 710065, Shaanxi Province China
(Address of Principal Executive Offices) (Zip Code)

86-29-88323325
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On December 8, 2010, China Natural Gas, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  Of the 21,321,904 shares of common stock entitled to be voted, 16,054,257 shares were voted in person or by proxy.

The following matters were voted on at the Annual Meeting:

(1) The stockholders voted on and approved the election of each of the five (5) nominees for director;

(2) The stockholders voted on and approved the ratification of the Company's 2009 Employee Stock Option and Stock Award Plan; and

(3) The stockholders voted on and approved the adjournment of the Annual Meeting, if necessary, to solicit additional proxies.

The Company's Inspector of Election certified the following vote tabulations:

(1) Board of Directors

Nominee	For	% Votes For	Against	Abstain	Broker Non-Votes
Qinan Ji	7,992,419	98.50%	100,289	21,215	7,940,334
Zhiqiang Wang	7,572,918	93.33%	518,890	22,115	7,940,334
Yang Xiang Dong	7,585,318	93.48%	508,353	20,252	7,940,334
Carl Yeung(1)	6,144,451	75.72%	1,948,901	20,571	7,940,334
Lawrence W. Leighton	7,585,207	93.48%	508,944	19,772	7,940,334

__________________
(1) On November 25, 2010, Mr. Yeung resigned as a director for personal reasons. As previously publicly disclosed, the Board designated Frank Waung as a substitute nominee for Mr. Yeung, and the proxy holder exercised its discretionary authority to vote proxies delivered in connection with the Annual Meeting for the election of Mr. Waung as a substitute nominee for Mr. Yeung.

(2) Ratification of the 2009 Employee Stock Option and Stock Award Plan

	For	% Votes For	Against	Abstain	Broker Non-Votes
Ratification of 2009 Employee Stock Option and Stock Award Plan	7,916,302	97.56%	172,957	24,664	7,940,334

(3) Adjournment of the Annual Meeting, if necessary, to solicit additional proxies.

	For	% Votes For	Against	Abstain	Broker Non-Votes
Adjournment of Annual Meeting, if necessary	14,462,721	90.08%	1,465,256	126,280	―

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2010

CHINA NATURAL GAS, INC.

By:	/s/ Qinan Ji
Name:	Qinan Ji
Title:	Chief Executive Officer